UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 23, 2016
Date of Report (Date of earliest event reported)

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(Address of principal executive offices) (Zip Code)

(801) 727-1000
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 23, 2016, HealthEquity, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 25, 2016, the record date for the Annual Meeting, 57,942,472 shares of common stock of the Company were issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 10, 2016. Stockholders approved each of the proposals presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

1.	Proposal 1. The election of eight directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees	For	Withhold Authority	Broker Non-Vote
Robert W. Selander	47,342,127	208,972	8,960,587
Jon Kessler	47,225,445	325,654	8,960,587
Stephen D. Neeleman, M.D.	47,225,446	325,653	8,960,587
Frank A. Corvino	47,176,334	374,765	8,960,587
Evelyn Dilsaver	47,225,513	325,586	8,960,587
Michael O. Leavitt	47,213,357	337,742	8,960,587
Frank T. Medici	33,389,307	14,161,792	8,960,587
Manu Rana	33,544,236	14,006,863	8,960,587
Ian Sacks	33,061,457	14,489,642	8,960,587

2.	Proposal 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017.

For	Against	Abstain
56,302,871	20,206	188,609

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Dated: June 24, 2016	By:	/s/ Darcy Mott
Darcy Mott
Executive Vice President and Chief Financial Officer